VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . August 4, 2011 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of twelve and one-half cents ($0.125) per share on its common stock, payable on September 30, 2011 to stockholders of record at the close of business on September 9, 2011.

Valhi, Inc. is engaged in the titanium dioxide products, component products (security products, furniture components and performance marine components) and waste management industries.

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